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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-1 (File No. 333-71363) of our report dated January 22, 1999, except for the information in the first and second paragraph of Note 13, as to which the date of January 28, 1999 and February 24, 1999, respectively, on our audit of the consolidated financial statements and our report dated January 22, 1999 on our audit of the financial statement schedule of MKS Instruments, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."



                                            /s/ PRICEWATERHOUSECOOPERS LLP

                                            PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

February 26, 1999